Exhibit 99.1

American Battery Technology Company Appoints Financial

Industry Veteran, Susan Yun Lee, to Board of Directors

Reno, Nev., March 29, 2024 — American Battery Technology Company (ABTC) (NASDAQ: ABAT), an integrated critical battery materials company that is commercializing its technologies for both primary battery minerals manufacturing and secondary minerals lithium-ion battery recycling, today announced that financial industry veteran, Susan Yun Lee, will join the ABTC Board of Directors effective April 1, 2024. Julie Blunden, who was first appointed to the ABTC Board in March 2022, will be stepping down from her role effective March 31, 2024.

“We are excited to welcome Susan to the ABTC Board,” stated ABTC Chairman Rick Fezell. “Her expertise in financial markets will be invaluable in reinforcing ABTC’s strong culture of fiscal stewardship.”

Susan Yun Lee is a multi-asset class allocator with over twenty years of combined experience advising institutions on investments in funds, private companies, public stocks, options, and derivatives across public equities, private equity, venture capital, real assets, credit, fixed income, and hedge fund strategies.

“We are at a pivotal inflection point of our growth within ABTC and now is the ideal time to bring in new expertise within the financial markets that can help drive our long-term growth,” stated ABTC CEO and Director Ryan Melsert. “We spent several months evaluating numerous candidates, and Susan’s breadth and depth of experiences in public and private investments, capital markets, and her strong fiduciary diligence are the exact skills that we need as we contract the strategic offtake of our recycled and primary metal products and as we continue to expand our commercial scale operations.”

Lee currently serves as the chief investment officer of a foundation and as a partner with White Road Capital. She began her career with strategy roles with Bain & Co. and The Walt Disney Company and has also worked as a partner at Angeles Investment Advisors, an investment advisory firm for institutional investors, where she steered the firm’s private equity division and managed its portfolio. Lee served as a private equity investor at Black Canyon Capital and Vintage Capital Partners before managing investment assets and a $2.5 billion portfolio for The Broad Foundations and family office.

Lee is currently an independent board director for the Nasdaq-listed Crescent Capital BDC and Crescent Private Credit Income Corp. She has a Master’s of Business Administration from Harvard Business School where she earned honors and was a Toigo Fellow, and a Bachelor of Arts in economics from Stanford University, Phi Beta Kappa.

“I’m greatly looking forward to joining the ABTC team at such an exciting time in the rapidly growing domestic battery critical minerals industry,” stated incoming board member Susan Yun Lee. “There are a plethora of strategic partnership and investment opportunities in front of ABTC, and I’m excited to bring my experiences in the financial markets to help evaluate these opportunities and drive the company’s growth forward.”

“I would like to thank Julie for her outstanding service on the board over the past two years,” stated ABTC Chairman Rick Fezell. “Her resignation is aligned with the Board’s succession plan for independent directors.”

About American Battery Technology Company

American Battery Technology Company (ABTC), headquartered in Reno, Nevada, has pioneered first-of-kind technologies to unlock domestically manufactured and recycled battery metals critically needed to help meet the significant demand from the electric vehicle, stationary storage, and consumer electronics industries. Committed to a circular supply chain for battery metals, ABTC works to continually innovate and master new battery metals technologies that power a global transition to electrification and the future of sustainable energy.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are “forward-looking statements.” Although the American Battery Technology Company’s (the “Company”) management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, risks and uncertainties related to the Company’s ability to continue as a going concern; interpretations or reinterpretations of geologic information, unfavorable exploration results, inability to obtain permits required for future exploration, development or production, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices, final investment approval and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended June 30, 2023. The Company assumes no obligation to update any of the information contained or referenced in this press release.

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American Battery Technology Company

Media Contact:

Tiffiany Moehring

tmoehring@batterymetals.com

720-254-1556